Exhibit 99.1

Earnings Conference Call November 1, 2017 8:00 a.m. CST 1 (800) 446-1671 (North America) 1 (847) 413-3362 (Outside North America) Webcast: ir.distributionnow.com

NOW Inc. Reports Third Quarter 2017 Results

HOUSTON, TX, November 1, 2017 – NOW Inc. (NYSE: DNOW) announced results for the third quarter ended September 30, 2017.

Third Quarter 2017 Financial Highlights

•	Revenue was $697 million for the third quarter of 2017, up 34 percent year over year.

•	Net loss was $9 million for the third quarter of 2017, versus $56 million a year ago. Non-GAAP net loss excluding other costs was $3 million compared to $36 million in the third quarter of 2016.

•	Diluted loss per share was $0.08 for the third quarter of 2017 compared to $0.53 a year ago. Non-GAAP diluted loss per share excluding other costs was $0.03 for the third quarter of 2017 compared to $0.34 in the third quarter of 2016.

•	Non-GAAP EBITDA excluding other costs for the third quarter of 2017 was $5 million compared to a loss of $40 million in the third quarter of 2016.

Refer to Supplemental Information in this release for GAAP to non-GAAP reconciliations.

Robert Workman, President and CEO of NOW Inc., remarked, “I’m pleased with the earnings growth our team produced this quarter. These results reflect our focus on higher product margins, capturing business from new customers and culling costs in areas left behind by the market recovery. Despite weak oil prices in the third quarter and rig counts now softening, we believe consistent execution on improving our core operations, coupled with operators ramping up completions, will enable positive earnings momentum.”

Prior to the earnings conference call a presentation titled “NOW Inc., Third Quarter 2017 Review & Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

NOW Inc. is one of the largest distributors to energy and industrial markets on a worldwide basis, with a legacy of over 150 years. NOW Inc. operates primarily under the DistributionNOW and Wilson Export brands. Through its network of approximately 300 locations and 4,600 employees worldwide, NOW Inc. offers a comprehensive line of products and solutions for the upstream, midstream and downstream energy and industrial sectors. Our locations provide products and solutions to exploration and production companies, energy transportation companies, refineries, chemical companies, utilities, manufacturers and engineering and construction companies.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Daniel Molinaro

Senior Vice President and Chief Financial Officer

(281) 823-4941

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	September 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$99	$106
Receivables, net	466	354
Inventories, net	562	483
Prepaid and other current assets	22	16

Total current assets	1,149	959
Property, plant and equipment, net	126	143
Deferred income taxes	2	1
Goodwill	328	311
Intangibles, net	171	184
Other assets	4	5

Total assets	1,780	1,603

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$310	$246
Accrued liabilities	111	100
Other current liabilities	1	1

Total current liabilities	422	347
Long-term debt	163	65
Deferred income taxes	7	7
Other long-term liabilities	1	1

Total liabilities	593	420
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 107,803,100 and 107,474,904 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	1	1
Additional paid-in capital	2,017	2,002
Accumulated deficit	(727)	(678)
Accumulated other comprehensive loss	(104)	(142)

Total stockholders’ equity	1,187	1,183

Total liabilities and stockholders’ equity	$1,780	$1,603

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017	2016
Revenue	$697	$520	$651	$1,979	$1,569
Operating expenses:
Cost of products	562	433	527	1,606	1,312
Warehousing, selling and administrative	141	140	138	414	432

Operating loss	(6)	(53)	(14)	(41)	(175)
Other expense	(3)	(3)	(3)	(8)	(7)

Loss before income taxes	(9)	(56)	(17)	(49)	(182)
Income tax provision (benefit)	—	—	—	—	(19)

Net loss	$(9)	$(56)	$(17)	$(49)	$(163)

Loss per share:
Basic loss per common share	$(0.08)	$(0.53)	$(0.16)	$(0.45)	$(1.52)

Diluted loss per common share	$(0.08)	$(0.53)	$(0.16)	$(0.45)	$(1.52)

Weighted-average common shares outstanding, basic	108	107	108	108	107

Weighted-average common shares outstanding, diluted	108	107	108	108	107

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017	2016
Revenue:
United States	$506	$372	$481	$1,426	$1,066
Canada	96	67	79	271	185
International	95	81	91	282	318

Total revenue	$697	$520	$651	$1,979	$1,569

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET LOSS TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017	2016
GAAP net loss (1)	$(9)	$(56)	$(17)	$(49)	$(163)
Interest, net	2	1	1	4	2
Income tax provision (benefit)	—	—	—	—	(19)
Depreciation and amortization	12	14	13	38	39
Other costs (2)	—	1	1	1	8

EBITDA excluding other costs	$5	$(40)	$(2)	$(6)	$(133)

EBITDA % excluding other costs (3)	0.7%	(7.7%)	(0.3%)	(0.3%)	(8.5%)

NET LOSS TO NON-GAAP NET LOSS EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017	2016
GAAP net loss (1)	$(9)	$(56)	$(17)	$(49)	$(163)
Other costs, net of tax (4) (5)	6	20	6	19	45

Net loss excluding other costs (5)	$(3)	$(36)	$(11)	$(30)	$(118)

DILUTED LOSS PER SHARE TO NON-GAAP DILUTED LOSS PER SHARE EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017	2016
GAAP diluted loss per share (1)	$(0.08)	$(0.53)	$(0.16)	$(0.45)	$(1.52)
Other costs, net of tax (4)	0.05	0.19	0.06	0.17	0.42

Diluted loss per share excluding other costs (5)	$(0.03)	$(0.34)	$(0.10)	$(0.28)	$(1.10)

(1)	In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net loss excluding other costs and (iii) diluted loss per share excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.
(2)	Other costs primarily includes the transaction costs associated with acquisition activity, including the cost of inventory that was stepped up to fair value during purchase accounting and severance expenses which are included in operating loss.
(3)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(4)	Other costs, net of tax, for the three and nine months ended September 30, 2017 includes an expense of $5 million and $18 million, respectively, after tax, for a valuation allowance recorded against the Company’s deferred tax assets; as well as, less than $1 million and $1 million, respectively, after tax, in severance expenses that are included in operating loss.
(5)	Totals may not foot due to rounding.

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